Exhibit 99.1
SEPARATION AGREEMENT
This Separation Agreement (“Agreement”) is entered into between BioScrip, Inc. (“BioScrip”), its affiliates and subsidiaries (collectively, the “Company”), on the one hand, and Henry F. Blissenbach (“Employee”), on the other hand.
W I T N E S S E T H:
WHEREAS, Employee is currently employed by BioScrip as its Chief Executive Officer and President and serves as a member of the Board of BioScrip and each of its subsidiaries of which he is a director;
WHEREAS, in the course of Employee’s employment with BioScrip, Employee has been provided and/or had access to confidential information and trade secrets of the Company, and has been intimately involved with its management and/or operation;
WHEREAS, Employee and BioScrip both desire for Employee to retire from BioScrip effective June 30, 2006 (the “Termination Date”);
WHEREAS, the Company and Employee desire to settle fully and finally all claims Employee may have against the Company; and
WHEREAS, Employee and the Company agree that this Agreement shall supersede and replace any and all other agreements between Employee and the Company, including that certain employment agreement, dated July 1, 2003, between Chronimed Inc., a predecessor in interest to the Company, as amended by that certain Amendment and Assumption of Employment Agreement, dated August 9, 2004 (as amended, the “Employment Agreement”), except as otherwise expressly provided herein;
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:
     1. Retirement Date. Employee and the Company agree that Employee’s employment with the Company shall terminate on the Termination Date, which shall also be the effective date of Employee’s resignation from all positions and offices Employee holds with the Company, including Employee’s resignation from the Board of BioScrip. Employee shall be entitled to continue to receive until the Termination Date Employee’s annual base salary and other benefits as are in effect on the date that Employee signs this Agreement. Prior to the Termination Date, Employee agrees to use Employee’s best efforts to ensure an orderly transition of Employee’s functions to such individuals as may be designated by the Company.

     2. Consulting Services; Compensation. During the one-year period commencing on the Termination Date (the “Consulting Period”), Employee shall provide consulting services to the Company and to the Board on an as needed basis, subject to the other provisions of this section. Employee shall render such services as an independent contractor and not as an employee. While serving as a consultant, Employee shall not have any authority to bind or act on behalf of the Company or any of its subsidiaries.
     Employee shall render such consulting services to the Company or the Board in connection with the business of the Company and its subsidiaries as the Company or the Board from time to time requests. However, Employee shall not be required to provide consulting services more than five business days per calendar month (pro-rated in the case of partial months). In general, such services may be provided telephonically or by other off-site means, provided that the Company may require that Employee provide up to three (3) days of such services per month at the Company’s premises. The provision of consulting services by Employee shall be scheduled on a reasonable basis by Employee and the Company. In this connection, the Company acknowledges that during the Consulting Period the Employee may have other obligations and commitments.
     In consideration of Employee’s provision of consulting services during the Consulting Period, the Company shall pay Employee an amount equal to $550,000 (less any applicable taxes and withholdings), subject to the terms and provisions of this Agreement. Such amount shall be payable in accordance with the Company’s normal payroll cycle during the Consulting Period. In addition, the Company and Employee shall use their reasonable efforts to allow Employee and Employee’s dependents to continue their health insurance under the Company’s group medical and dental insurance plans during the Consulting Period, and the Employee shall pay the same cost for this health insurance as the cost charged to active employees of the Company. The Company shall reimburse the Employee for reasonable expenses incurred by him in the course of performing the consulting services subject to the Company’s reasonable requirements with respect to reporting and documentation of such expenses. Except as set forth in this section, no benefits or compensation will be paid and no stock options will be granted to Employee in return for his consulting services.
     3. Severance. Following the end of the Consulting Period, the Company agrees to pay Employee, as severance the aggregate amount of $1,350,000 which represents two times the sum of: (i) the Employee’s current base salary of $550,000 as of June 30, 2006, and (ii) the average of his prior two years’ bonus payments (that is, 0 for calendar year 2005 and $250,000 for Chronimed’s period ended March 31, 2005, yielding a $125,000 average). This severance will be paid in equal monthly installments over a two-year period that begins July 1, 2007 and ends June 30, 2009, in accordance with the Company’s regular payroll policies and procedures.
     4. COBRA Insurance Coverage. For the period beginning on the Termination Date (or if later, the date health insurance for the Employee and Employee’s dependents ends during the Consulting Period) and ending on the later of the dates on which either Employee or his spouse qualifies for full Medicare healthcare benefits (the “Medicare Eligibility Date”), Employee and Employee’s dependents shall be entitled to maintain health insurance under the Company’s group medical and dental insurance plans to the extent, if any, permitted under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”). Employee will be provided with applicable COBRA forms and Employee shall timely and properly complete such forms. The Company shall reimburse Employee for any COBRA premiums he incurs for health insurance for Employee and Employee’s dependents. From and after the Medicare Eligibility Date, the Company shall reimburse Employee for the costs associated with a Medicare supplemental policy; provided, however, that the Company’s obligations under this Section 4 shall terminate June 30, 2009.
     5. Stock Options. No stock option grants shall be made to Employee after his Termination Date. The effect of Employee’s termination of employment on any unexercised stock options held by Employee on the Termination Date shall be governed by the terms of the applicable Company stock option plans and Employee’s stock option agreements with the Company.
     6. Payment of “Parachute” Tax. If the Company determines that any amounts payable under this Agreement are “parachute payments” under Internal Revenue Code Section 280(g), Company agrees to pay Employee an amount sufficient to restore the full amount payable under the other terms of this Agreement, after application of any excise tax on excess parachute payments within the meaning of Internal Revenue Code Section 280(g), including the excise tax, penalties and interest, and any income tax on the “gross up” payment made under this Section 6.
     7. No Other Payments. Employee agrees that except for the payments and benefits to be made or provided to Employee under this Agreement, Employee is not due or owed any payments, benefits, or compensation of any kind by the Company, including for wages, benefits, vacation, sick leave, personal time off, or any other paid time away from work, as of the date Employee signs this Agreement, including, but not limited to, any amounts arising under the Employment Agreement. Employee further agrees that the Company has provided to Employee all leave that Employee requested or to which Employee was entitled under the Family and Medical Leave Act (FMLA) prior to the date that Employee signs this Agreement. Nothing contained in this Section 7 shall be construed to limit or otherwise affect Employee’s rights to compensation under the provisions of the Employment Agreement through (and only through) the Termination Date.
     8. General Release by Employee. Employee, on behalf of Employee and Employee’s heirs, successors and assigns, does hereby release, forever discharge, and covenant not to sue the Company and its current or former directors, officers, employees, agents, members, shareholders and attorneys (collectively, the “Releasees”), collectively, separately, and severally, from, against, or for all claims, demands, actions, costs, expenses, charges and other such rights, from the beginning of time through the date hereof, known or unknown, vested or unvested, accrued or unaccrued, arising out of or related to any events, conduct or other transactions between or related to the parties arising out of or related to: (1) Employee’s employment by the Company through the date hereof, and/or (2) Employee’s being a shareholder, including, but not limited to, any such claims, demands, actions, costs, expenses, charges and other such rights arising in connection with the Employment Agreement arising prior to the date hereof. This release includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination or claims growing out of legal restrictions on the Company’s employment practices, including, but not limited to, any claims arising under the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000(e) et seq., 42 U.S.C. §1981, Executive Order 11246, the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Americans with Disabilities Act of 1990, federal, state and local laws prohibiting employment discrimination, wrongful discharge, claims of defamation, any claims for loss consortium, slander or libel, severance pay claims, pension claims, ERISA claims and claims arising under the Fair Labor Standards Act. This release does not include claims under applicable worker’s compensation and unemployment compensation statutes or which are otherwise prohibited by law. Nothing contained in this Section 8 shall be construed to limit or otherwise restrict Employee’s rights of indemnification under Delaware or Minnesota law or the Company’s By-laws.
     9. Release of Claims Arising Under the ADEA. In addition to the claims identified in Section 8 above, Employee hereby knowingly and voluntarily releases and discharges Releasees, collectively, separately and severally, from or for any and all liability, claims, allegations, and causes of action arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which Employee, Employee’s heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against Releasees (together with the claims released in Section 8 above, the “Released Claims”). Notwithstanding any other provision or section of this Agreement, Employee does not hereby waive any rights or claims under the ADEA that may arise after the date on which this Agreement is signed by Employee.
     Employee hereby acknowledges and represents that (i) Employee has been given a period of at least twenty-one (21) days to consider the terms of this Agreement, (ii) the Company has advised or hereby advises Employee in writing to consult with an attorney prior to executing this Agreement, and (iii) Employee has received valuable and good consideration to which Employee is otherwise not entitled in exchange for Employee’s execution of this Agreement.
     Employee and the Company hereby acknowledge this Agreement shall not become effective or enforceable until the close of business on the seventh (7th) day after the day on which it is executed by Employee (“the Effective Date”) and that Employee may revoke this Agreement at any time before the Effective Date.
     In the event Employee chooses to exercise Employee’s option to revoke this Agreement, Employee shall notify the Company in writing to the Company’s designated agent for this purpose, and return to the Company all monies paid pursuant to this Agreement (if any). Such notice shall be delivered to the Company by registered or certified mail, postmarked no later than 5:00 p.m. on the last day of the revocation period, and with return receipt requested and addressed as follows:
                    General Counsel
                    BioScrip, Inc.
                    10050 Crosstown Circle, 3rd Floor
                    Eden Prairie, Minnesota 55433
     10. No Pending Claims. Employee represents and covenants that Employee has not filed or otherwise initiated any legal action or administrative proceeding of any kind against any of the Releasees relating to any of the Released Claims.
     11. No Admission of Liability. This Agreement is not intended to be, and shall not be construed as, any admission of liability or wrongdoing of any kind by the Company or any of the Releasees, and any such liability or wrongdoing is hereby denied by the Company on behalf of itself and the other Releasees.
     12. Non-Assignment/Claims for Attorneys’ Fees, Costs and Expenses. Employee represents, warrants and agrees that Employee has not assigned, transferred, sold or hypothecated any of the Released Claims. Employee understands and agrees that the aforesaid payments to him include and encompass therein any and all claims with respect to attorneys’ fees, costs, and expenses for or by any and all attorneys who have represented Employee or with whom Employee has consulted or who have done anything in connection with the subject matter of this Agreement or any and all claims released herein.
     13. Agreement to Cooperate. Employee further covenants and agrees that Employee shall cooperate with the Company in any pending or future matters, including without limitation any litigation, investigation, or other dispute, in which Employee, by virtue of Employee’s prior employment with the Company, has relevant knowledge or information. In the event that Employee is requested to perform services that require incurring costs or expenses approved in advance by the Company’s then Chief Executive Officer, the Company shall reimburse Employee subject to the Company’s reasonable requirements with respect to reporting and documentation of such expenses.
14. [Intentionally Omitted].
15. [Intentionally Omitted].
     16. Non-Disparagement. Except as otherwise required by law, the parties hereby agree and covenant that neither party has made, or shall make, at any time following the date hereof any statement, written or verbal, directly or indirectly, expressly or implicitly, in any forum or media, or take any other action, either directly or indirectly, in disparagement of the other party hereto, including any and all of the Releasees. Without limiting the foregoing, this Section 16 includes, but is in no way limited to, either party’s obligation not to communicate in any manner, directly or indirectly, expressly or implicitly, any negative, offensive, rude, unflattering comments or comments of a similar nature. Indirect communications include, but are not limited to, comments, statements, writings or any other such party’s respective spouse(s), friends, employees, directors, agents, representatives or counsel.
     17. Business Related Expenses. Employee acknowledges and agrees that any and all business related expenses incurred by Employee, but not yet submitted for reimbursement, must be submitted to the Company within six (6) weeks of the Termination Date. Employee further acknowledges and agrees that the Company shall not be liable to Employee for any reimbursement requests submitted after this time period (unless such expenses are reimbursable under Section 2 of this Agreement in connection with Employee’s consulting services). The Company will pay all timely reimbursement requests pursuant to Company policy.
     18. Return of Company Property. Except as otherwise provided below, Employee agrees, within two (2) weeks of the Termination Date, to return to the Company all property of the Company, including but not limited to, all files, customer and prospective customer lists, management reports, drawings, memoranda, forms, financial data and reports, and all other documents obtained or created by Employee in connection with Employee’s employment with Company (including all copies of the foregoing, and including all notes, records and other materials of or relating to the Company or its customers) and all of the equipment and other materials of the Company in Employee’s possession or under Employee’s control (including but not limited to any computers, credit cards, telephones, office equipment, software or similar items), and any and all other proprietary data or objects acquired through Employee’s employment with the Company.
     19. Confidentiality. Employee has had, in the course of his employment with the Company and service on its Board (and will have in the course of the provision of any consulting services to the Company during the Consulting Period), access to confidential and/or proprietary data or information belonging to the Company. Employee shall not at any time divulge or communicate to any person (other than as required by applicable law or to a person bound by confidentiality obligations to the Company similar to those contained in this Agreement) or use to the detriment of the Company, or for the benefit of any other person such data or information. The phrase “confidential or proprietary data or information” shall mean information not generally available to the public, including, but not limited to, personnel information, financial information, customer lists, supplier lists, trade secrets, secret processes, computer data and programs, pricing, marketing and advertising data. Employee acknowledges and agrees that any confidential or proprietary information that Employee has already acquired was in fact received in confidence in Employee’s fiduciary capacity with respect to the Company.
     20. Inventions and Patents. Employee agrees to assign all rights, ownership and related privileges and benefits associated with inventions and patents to the Company. Employee agrees that any inventions or patents obtained in association with ideas or concepts initiated by Employee during his employment with the Company related to the Company’s business are deemed to be Company property. This includes but is not limited to product ideas, changes or improvements; process ideas, changes or improvements; pertinent intellectual property, or other pertinent information.
     NOTICE: Minnesota law exempts from this Agreement “an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the Employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the Employee for the employer.”
     21. Covenant Not to Compete. Employee hereby covenants and agrees that for a period of three years following the Termination Date (the “Term”), Employee shall not be engaged within the United States, either directly or indirectly, in any manner or capacity, whether as an advisor, principal, agent, partner, officer, director, employee, member of an association, or otherwise, in any business or activity which is competitive with the business being conducted by the Company or its subsidiaries or affiliates on the Termination Date (a “Competitive Business”), or own beneficially or of record, five percent or more of the outstanding stock of any class of equity securities in any corporation, other business entity or business engaged in a Competitive Business. For purposes of this Agreement, a “Competitive Business” shall include the following businesses: Specialty retail pharmacy sales; sales of specialty prescription medications to enrollees of third party payors through national mail service distribution, including to enrollees of health insurers, HMO’s, TPA’s, self funded employer groups, affinity marketers and other discount payors by or through mail, overnight courier or other express delivery service to the enrollees,’ whether to them at their homes or to their physicians’ offices for administration; pharmacy benefit management (“PBM”) products and/or services, traditional mail order sales distribution (that is, the sale of traditional maintenance medications, typically but not exclusively tablets and capsules to PBM enrollees of third party payors, including health insurers, HMO’s, TPA’s, self funded employer groups, affinity marketers and other discount payors and payors by or through mail service, including Medicaid and Medicare; and the dispensing and administration of infusion and/or injectable prescription medications to patients in their homes, at outpatient infusion centers (including physician office, off site or hospital) and any and all other businesses that the Company is engaged in as of the Termination Date.
     In addition, during the Term, Employee shall not solicit, directly or indirectly, any then current employee of the Company for employment or engagement in any capacity outside of the Company, its subsidiaries or affiliates, or solicit any customers of the Company to change or reduce in any way the amount of business that they do with the Company or to do business with a competitor of the Company, its subsidiaries or affiliates.
     22. Forfeiture of Payments. If during the period commencing July 1, 2006 and ending June 30, 2007, Employee breaches any terms or conditions of Sections 2, 13, 16, 18, 19, or 21 of this Agreement and such breach remains uncured by Employee for seven (7) calendar days following notice of such breach by the Company, in addition to other remedies available to the Company under this Agreement or otherwise, all entitlement to the $550,000 consulting fee provided in Section 2 hereof shall be forfeited by the Employee and any amounts already paid to the date of such breach shall be returned to the Company by way of offset against the severance payments which would have made to the Employee under Paragraph 3 hereof, except to the extent such payments would be required by the provisions of COBRA.
     23. Arbitration/Dispute Resolution. The Company and Employee agree that prior to commencing any legal action arising out of a dispute over provisions in this Agreement, the parties shall first negotiate for a period of not less than 30 days in an effort to resolve the dispute. If these efforts are not successful, then the parties shall submit to non-binding mediation conducted by an independent third-party mediator in an effort to resolve the dispute, provided that such mediation must be completed with in 60 days after the date on which it commences. Thereafter, if the dispute remains unresolved, either party may commence legal action to resolve the dispute, it being understood that, if mutually agreed, the parties may instead elect to submit the dispute to binding arbitration. Any legal action arising under or in connection with this Agreement shall be brought in federal or state court in Hennepin County, Minnesota, and the parties consent to personal jurisdiction and venue in such courts.
     24. Cooperation in Claims. Employee agrees that in the event of a legal action against the Company, or legal action initiated by the Company against another party, in which Employee is deemed by the Company to be a material witness or affiant, Employee agrees to make reasonable and best efforts to cooperate with the Company in such matters. If Employee is no longer employed, Company will reimburse Employee for time and expenses incurred as a result of cooperation for this purpose.
     25. Equitable Relief. Employee acknowledges that the services rendered by Employee to the Company are and were of a special, unique, unusual and extraordinary character, which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach by Employee of any of the provisions contained in this Agreement will cause the Company irreparable injury and damage. Employee further acknowledges that Employee possesses unique skills, knowledge and ability and that any material breach of the provisions of this Agreement would be extremely detrimental to the Company. By reason thereof, Employee agrees that the Company shall be entitled, in addition to any other remedies they may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by Employee; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of a breach.
     26. Attorneys’ Fees, Costs and Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     27. Applicable Law. This Agreement has been entered into in and shall be governed by and construed under the laws of the State of Minnesota without reference to the choice of law principles thereof.
     28. Severability. If any of the covenants of this Agreement is determined by any court of competent jurisdiction to be unreasonable or unenforceable, in whole or in part, as written, Employee hereby consents to and affirmatively requests that the court reform the covenant so as to be reasonable and enforceable to the maximum extent permitted by law and that the court enforce the covenant as so reformed. Subject to and without limitation of the foregoing, should any covenant or provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement.
     29. Payments Unaffected by Death or Disability. The obligations of the Company to make the payments described in Section 2 and Section 3 shall not terminate in the event of the death or disability of Employee. In such event, payments shall continue to (as appropriate) Employee, his estate, or such beneficiary as he may designate from time to time in writing to the Company for this purpose.
     30. Third-party Beneficiaries. The Releasees other than the Company shall be third-party beneficiaries of this Agreement for the limited purpose of enforcing the provisions of Sections 8, 9, 10, 11, 12, and 16 hereof.
     31. Modification. Except as provided in Section 28, no provision of this Agreement may be changed, altered, modified, or waived except in writing signed by both parties or their duly authorized representatives, which writing shall specifically reference this Agreement and the provision that the parties intend to waive or modify. The waiver by either party of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent or simultaneous breach.
     32. Assignability. Employee may not assign this Agreement, in whole or in part, without the prior written consent of the Company, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect. This Agreement shall be binding on and inure to the benefit of the Company and its respective successors and assigns.
     33. Headings and Captions. The headings and captions used in this Agreement are for convenience of reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.
     34. Counterparts Acceptable. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     35. Interpretation. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by reason of such party’s having or being deemed to have structured or drafted such provision.
     36. Entire Agreement. Employee acknowledges and agrees that Employee has read and fully understands the contents and the effect of this Agreement. Employee acknowledges and agrees that Employee has had a reasonable opportunity and has been advised in writing to seek the advice of an attorney as to such content and effect. Employee accepts each and all of the terms, provisions, and conditions of this Agreement, and does so voluntarily and with full knowledge and understanding of the contents, nature, and effect of this Agreement. Employee and the Company acknowledge and agree that they are not relying on any representations, oral or written, other than those expressly contained in this Agreement. Unless otherwise expressly provided herein, this Agreement supersedes all prior agreements, proposals, negotiations, conversations, discussions and course of dealing between Employee and the Company, including but not limited to the Employment Agreement.
     37. Notice. All notices, requests and other communications required or permitted to be given under this Agreement shall be in writing and shall be (a) delivered in person, obtaining a signed receipt, or (b) sent by facsimile (with written confirmation) or private express delivery service to the address of the party to which such notice is intended as set below. Notices shall be deemed given when on the next business day following the date on which notice is given by a party.
To Employee At:
Mr. Henry F. Blissenbach
607 Pond View Drive
Mendota Heights, MN 55120
To the Company at:

The address set forth in Section 9 hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the 28th day of February, 2006.

/s/ Henry F. Blissenbach		February 28, 2006

Employee		Date

BioScrip, Inc.

By:	/s/ Barry A. Posner	February 28, 2006

Date
Title:	EVP and General Counsel

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